UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 24, 2010
AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 SOUTH PRICE ROAD
CHANDLER, AZ 85286
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement
ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On May 24, 2010, Amkor Technology Korea, Inc. (the “Borrower”), a Korean corporation and a wholly-owned subsidiary of Amkor Technology, Inc. (the “Company”), entered into a Credit Facility Agreement (the “Korean Credit Agreement”) and certain agreements ancillary thereto (such agreements together with the Korean Credit Agreement, the “Korean Loan Documents”) with Woori Bank, a Korean banking entity (“Woori Bank”), pursuant to which Borrower will obtain a $180 million secured 3-year term loan from Woori Bank (the “Term Loan”), the proceeds of which will be used to repay intercompany loans owed by Borrower to the Company which will in turn be used by the Company to purchase a portion of its outstanding 9.25% Senior Notes due 2016 pursuant to a cash tender offer (the “Tender Offer”) announced on May 24, 2010.
     The Term Loan will bear interest at Woori Bank’s floating base rate plus 199 basis points (approximately 4.5%) and will amortize in 11 equal quarterly installments of $5 million per installment, with the remaining balance due in June 2013.
     The Korean Credit Agreement is subject to the General Terms and Conditions for Bank Credit Transactions, and an Additional Agreement between the Borrower and Woori Bank. The Borrower has also entered into an Amendment to Kun-Mortgage Agreement (the “Mortgage Agreement”) in favor of Woori Bank, pursuant to which Borrower will mortgage substantially all its land, factories and equipment located in Korea as security for its obligations under the Korean Loan Documents. The Korean Credit Agreement will not be secured by any collateral located outside of Korea.
     In connection with the Korean Credit Agreement, the Company has executed a Kun-Guarantee (the “Guarantee”) in favor of Woori Bank pursuant to which the Company will guarantee on an unsecured basis, the Borrower’s performance and obligations under the Korean Loan Documents.
The Korean Credit Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference. The Additional Agreement is filed herewith as Exhibit 10.2 and incorporated herein by reference. The General Terms and Conditions for Bank Credit Transactions is filed herewith as Exhibit 10.3 and incorporated herein by reference. The Mortgage Agreement is filed herewith as Exhibit 10.4 and incorporated herein by reference. The Guarantee is filed herewith as Exhibit 10.5 and incorporated herein by reference.
ITEM 7.01. Regulation FD Disclosure.
     On May 24, 2010, the Company issued a press release announcing the commencement of the Tender Offer. A copy of the press release is furnished herewith as Exhibit 99.1.
     The information in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
10.1	Credit Facility Agreement, dated May 24, 2010, by and between Amkor Technology Korea, Inc. and Woori Bank.

10.2	Additional Agreement, dated May 24, 2010, between Woori Bank and Amkor Technology Korea, Inc.

10.3	General Terms and Conditions for Bank Credit Transactions, dated May 24, 2010, between Woori Bank and Amkor Technology Korea, Inc.

10.4	Amendment to Kun-Mortgage Agreement, dated May 24, 2010, by and between Amkor Technology Korea, Inc. and Woori Bank.

10.5	Kun-Guarantee, dated May 24, 2010, by and between Amkor Technology, Inc. and Woori Bank.

99.1	Press release, dated May 24, 2010, announcing commencement of the Tender Offer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2010	Amkor Technology, Inc.
/s/ Gil C. Tily
Gil C. Tily
Executive Vice President, Chief Administrative Officer and General Counsel

Index to Exhibits

Exhibit	Description
10.1	Credit Facility Agreement, dated May 24, 2010, by and between Amkor Technology Korea, Inc. and Woori Bank.

10.2	Additional Agreement, dated May 24, 2010, between Woori Bank and Amkor Technology Korea, Inc.

10.3	General Terms and Conditions for Bank Credit Transactions, dated May 24, 2010, between Woori Bank and Amkor Technology Korea, Inc.

10.4	Amendment to Kun-mortgage Agreement, dated May 24, 2010, by and between Amkor Technology Korea, Inc. and Woori Bank.

10.5	Kun-Guarantee, dated May 24, 2010, by and between Amkor Technology, Inc. and Woori Bank.

99.1	Press release, dated May 24, 2010, announcing commencement of the Tender Offer.